UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2010

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Nara Bancorp’s (the “Company’s”) annual meeting of stockholders was held on June 29, 2010, at which time shareholders voted on the following items:

(1) election of directors;

(2) ratification of appointment of independent registered public accounting firms;

(3) nonbinding stockholder approval of executive compensation; and

(4) amendment of the Certificate of Incorporation of the Company to increase the authorized shares of common stock.

Proxies were solicited by the Company’s management pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.

A total of 30,904,021 shares were represented and voting at the meeting, constituting approximately 81.4% of the 37,956,527 issued and outstanding shares entitled to vote at the meeting. There was no solicitation in opposition to Management’s nominees for directorship as listed in the proxy statement, and all of such nominees were elected pursuant to the vote of shareholders.

The vote on the election of directors was as follows:

	Authority Given	Authority Withheld
Steven D. Broidy	23,614,608	706,824

Louis M. Cosso	23,615,052	706,380

Alvin D. Kang	23,614,352	707,080

Chong-Moon Lee	23,614,275	707,157

Jesun Paik	23,615,052	706,380

Hyon Man Park (John H. Park)	23,597,252	724,180

Ki Suh Park	16,679,768	7,641,664

Scott Yoon-suk Whang	23,614,719	706,713

There were approximately 6,614,227 broker non–votes received with respect to this item.

The appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was ratified, with the number of shares cast as follows:

For:	30,874,855

Against:	18,901

Abstain:	10,264

The number of shares voting “for” constituted approximately 99.9% of the total number of shares represented and voting at the meeting with respect to proposal 2. There were no broker non–votes received with respect to this item.

The resolution approving, on an advisory and non–binding basis, the compensation paid to the Company’s Named Executive Officers in the Summary Compensation Table of the Company’ Proxy Statement dated May 24, 2010 was approved, with the number of shares cast as follows:

For:	30,233,317

Against:	491,989

Abstain:	178,715

The number of shares voting “for” constituted approximately 97.8% of the total number of shares represented and voting at the meeting with respect to proposal 3. There were no broker non–votes received with respect to this item.

The resolution approving the amendment and restatement of Section IV, of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock, $0.001 par value per share, from forty million (40,000,000) shares of common stock to one hundred million (100,000,000) shares of common stock was approved by a majority of our outstanding shares of common stock, with the number of shares cast as follows:

For:	26,231,490

Against:	4,657,918

Abstain:	14,613

The number of shares voting “for” constituted approximately 69.1% of the total number of shares of outstanding common stock. There were no broker non–votes received with respect to this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: July 6, 2010	/S/ ALVIN D. KANG
Alvin D. Kang
President and Chief Executive Officer

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